Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for Second Quarter Fiscal Year 2021

Q2 2021 Financial Highlights

•	Revenue: $1,024.3 million

•	GAAP earnings per share: $1.24

•	Non-GAAP earnings per share: $1.70

MOUNTAIN VIEW, Calif. – May 19, 2021 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its second quarter fiscal year 2021. Revenue for the second quarter was $1,024.3 million, compared to $861.3 million for the second quarter of fiscal 2020.

“Synopsys continues to execute very well. We delivered outstanding second quarter results, exceeding all of our key guidance metrics, and business was robust across all product groups and geographies. Market demand is strong, and we see a new wave of growth on the horizon, driven by an increasing need for highly complex, connected, specialized, and secure chips and systems,” said Aart de Geus, chairman and co-CEO of Synopsys. “Recent transformative technology innovations position us particularly well to enable this new era. And combined with our multi-year focus on accelerating growth and expanding non-GAAP operating margin, we continue to manage the business to drive significant long-term shareholder value. Our excellent year-to-date results, coupled with increased confidence in our business, lead us to raise our fiscal 2021 revenue, non-GAAP earnings and operating margin, and operating cash flow targets.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal 2021 was $195.1 million, or $1.24 per share, compared to $109.9 million, or $0.71 per share, for the second quarter of fiscal 2020.

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal 2021 was $267.1 million, or $1.70 per share, compared to non-GAAP net income of $188.3 million, or $1.22 per share, for the second quarter of fiscal 2020.

For a reconciliation between GAAP and non-GAAP results, see “GAAP to Non-GAAP Reconciliation” and the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Semiconductor & System Design, which includes EDA tools, IP products, system integration solutions and associated services, and (2) Software Integrity, which includes security and quality solutions for software development across many industries. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the third quarter and full fiscal year 2021. These financial targets assume that there are no further changes to the current U.S. government “Entity List” restrictions for the rest of the fiscal year. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter and Fiscal Year 2021 Financial Targets

(in millions except per share amounts)

	Q3 FY 2021		FY 2021
	Low	High	Low	High
Revenue	$1,030	$1,060	$4,035	$4,085
GAAP Expenses	$807	$825	$3,241	$3,286
Non-GAAP Expenses	$707	$717	$2,835	$2,865
Other Income (Expense)	$(3)	$(1)	$(9)	$(5)
Normalized Annual Tax Rate (1)	16%	16%	16%	16%
Outstanding Shares (fully diluted)	156	159	156	159
GAAP EPS	$1.30	$1.41	$4.55	$4.72
Non-GAAP EPS	$1.75	$1.80	$6.38	$6.45
Operating Cash Flow			$1,250	$1,300

(1)	Applied in non-GAAP net income calculations

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-866-207-1041 (+1-402-970-0847 for international callers), access code 8802871, beginning at 5:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on May 26, 2021. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the third quarter of fiscal year 2021 in August 2021. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the third quarter fiscal year 2021 earnings call in August 2021, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the third quarter of fiscal year 2021 or comment to analysts or investors on, or otherwise update, the targets given in this release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter fiscal year 2021 in its quarterly report on Form 10-Q to be filed by June 10, 2021.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As an S&P 500 company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and offers the industry’s broadest portfolio of application security testing tools and services. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing more secure, high-quality code, Synopsys has the solutions needed to deliver innovative products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.

Synopsys utilizes a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items such as tax audit settlements, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. In projecting this rate, we evaluate our historical and projected mix of U.S. and international profit before tax, excluding the non-GAAP adjustments described above. We also consider other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives. On an annual basis, we re-evaluate this rate for significant events, including changes in tax laws and regulations, that may materially affect our projections. Based upon our review, our projected normalized annual non-GAAP tax rate remains 16% through fiscal year 2021.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of the Current Report on Form 8-K filed on May 19, 2021 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Second Quarter Fiscal Year 2021 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2021 Results (1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2021	2020	2021	2020
GAAP net income	$195,078	$109,920	$357,423	$213,981
Adjustments:
Amortization of intangible assets	19,721	24,095	39,997	46,628
Stock compensation	79,586	56,435	163,368	108,318
Acquisition-related costs	2,344	3,767	5,892	7,544
Restructuring charges	—	29,672	—	38,423
Tax adjustments	(29,630)	(35,616)	(60,108)	(69,947)

Non-GAAP net income	$267,099	$188,273	$506,572	$344,947

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2021	2020	2021	2020
GAAP diluted net income per share	$1.24	$0.71	$2.27	$1.39
Adjustments:
Amortization of intangible assets	0.13	0.16	0.25	0.30
Stock compensation	0.51	0.37	1.04	0.70
Acquisition-related costs	0.01	0.02	0.04	0.05
Restructuring charges	—	0.19	—	0.25
Tax adjustments	(0.19)	(0.23)	(0.38)	(0.46)

Non-GAAP diluted net income per share	$1.70	$1.22	$3.22	$2.23

Shares used in computing diluted net income per share amounts	157,077	154,379	157,226	154,471

(1)	Synopsys’ second quarter of fiscal year 2021 and 2020 ended on May 1, 2021 and May 2, 2020, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of 2021 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2021 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months
	July 31, 2021
	Low	High
Target GAAP expenses	$807,000	$825,000
Adjustments:
Estimated impact of amortization of intangible assets	(19,000)	(22,000)
Estimated impact of stock compensation	(81,000)	(86,000)

Target non-GAAP expenses	$707,000	$717,000

	Range for Three Months
	July 31, 2021
	Low	High
Target GAAP earnings per share	$1.30	$1.41
Adjustments:
Estimated impact of amortization of intangible assets	0.14	0.12
Estimated impact of stock compensation	0.55	0.51
Estimated impact of tax adjustments	(0.24)	(0.24)

Target non-GAAP earnings per share	$1.75	$1.80

Shares used in non-GAAP calculation (midpoint of target range)	157,500	157,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2021 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year
	October 31, 2021
	Low	High
Target GAAP expenses	$3,240,892	$3,285,892
Adjustments:
Estimated impact of amortization of intangible assets	(75,000)	(80,000)
Estimated impact of stock compensation	(325,000)	(335,000)
Acquisition-related costs	(5,892)	(5,892)

Target non-GAAP expenses	$2,835,000	$2,865,000

	Range for Fiscal Year
	October 31, 2021
	Low	High
Target GAAP earnings per share	$4.55	$4.72
Adjustments:
Estimated impact of amortization of intangible assets	0.51	0.48
Estimated impact of stock compensation	2.13	2.06
Acquisition-related costs	0.04	0.04
Estimated impact of tax adjustments	(0.85)	(0.85)

Target non-GAAP earnings per share	$6.38	$6.45

Shares used in non-GAAP calculation (midpoint of target range)	157,500	157,500

(1)	Synopsys’ third fiscal quarter and fiscal year will end on July 31, 2021 and October 30, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding Synopsys’ short-term and long-term financial targets, expectations and objectives; business outlook, opportunities and strategies; customer demand and market expansion; strategies related to our products and technology; our planned product releases and capabilities; industry growth rates; software trends; planned acquisitions and buybacks; our expected tax rate; the expected impact of U.S. and foreign government action on our results; and the expected impact of the COVID-19 pandemic. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in our forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: risks from the effect of the COVID-19 pandemic and the associated economic downturn on our business, operations and financial condition; uncertainty in the growth of the semiconductor and electronics industries; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations as well as actions by the U.S. or foreign governments, such as measures in response to the COVID-19 pandemic or the imposition of additional tariffs or export restrictions; macroeconomic conditions and uncertainty in the global economy; fluctuation of our operating results; increased variability in our revenue due to the adoption of ASC 606, including the resulting increase in recognizing upfront revenue as a percentage of total revenue; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and its latest Quarterly Report on Form 10-Q. The information provided herein is as of May 19, 2021. Synopsys undertakes no duty, and does not intend to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2021	2020	2021	2020
Revenue:
Time-based products	$648,794	$590,097	$1,280,084	$1,146,536
Upfront products	209,116	129,765	383,497	280,486
Maintenance and service	166,413	141,465	331,063	268,686

Total revenue	1,024,323	861,327	1,994,644	1,695,708
Cost of revenue:
Products	134,738	108,207	262,085	225,991
Maintenance and service	67,840	62,213	136,606	124,128
Amortization of intangible assets	11,408	13,845	23,294	27,014

Total cost of revenue	213,986	184,265	421,985	377,133

Gross margin	810,337	677,062	1,572,659	1,318,575
Operating expenses:
Research and development	362,345	302,571	719,813	616,854
Sales and marketing	172,754	146,200	343,382	299,055
General and administrative	72,694	62,474	150,182	131,218
Amortization of intangible assets	8,313	10,250	16,703	19,614
Restructuring charges	—	29,672	—	38,423

Total operating expenses	616,106	551,167	1,230,080	1,105,164

Operating income	194,231	125,895	342,579	213,411
Other income (expense), net	21,764	(15,729)	50,520	(3,672)

Income before income taxes	215,995	110,166	393,099	209,739
Provision (benefit) for income taxes	21,193	246	36,269	(4,242)

Net income	194,802	109,920	356,830	213,981
Net income (loss) attributed to non-controlling interest	(276)	—	(593)	—

Net income attributed to Synopsys	$195,078	$109,920	$357,423	$213,981

Net income per share:
Basic	$1.28	$0.73	$2.34	$1.42
Diluted	$1.24	$0.71	$2.27	$1.39

Shares used in computing per share amounts:
Basic	152,725	150,597	152,612	150,421

Diluted	157,077	154,379	157,226	154,471

(1)	Synopsys’ second quarter of fiscal year 2021 and 2020 ended on May 1, 2021 and May 2, 2020, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	April 30, 2021	October 31, 2020
ASSETS:
Current assets:
Cash and cash equivalents	$1,457,918	$1,235,653
Accounts receivable, net	612,285	780,709
Inventories, net	230,068	192,333
Income taxes receivable and prepaid taxes	32,657	32,355
Prepaid and other current assets	356,872	308,167

Total current assets	2,689,800	2,549,217
Property and equipment, net	478,975	483,818
Operating lease right-of-use assets, net	505,225	465,818
Goodwill	3,432,577	3,365,114
Intangible assets, net	233,809	254,322
Long-term prepaid taxes	10,416	8,276
Deferred income taxes	514,064	497,546
Other long-term assets	474,699	405,951

Total assets	$8,339,565	$8,030,062

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$480,831	$623,664
Operating lease liabilities, current	77,610	73,173
Accrued income taxes	25,473	27,738
Deferred revenue	1,581,841	1,388,263
Short-term debt	89,945	27,084

Total current liabilities	2,255,700	2,139,922
Operating lease liabilities, non-current	498,953	462,411
Long-term accrued income taxes	24,658	25,178
Long-term deferred revenue	98,470	104,850
Long-term debt	25,620	100,823
Other long-term liabilities	343,659	284,511

Total liabilities	3,247,060	3,117,695
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 152,554 and 152,618 shares outstanding, respectively	1,526	1,528
Capital in excess of par value	1,679,801	1,653,166
Retained earnings	4,149,620	3,795,397
Treasury stock, at cost: 4,706 and 4,643 shares, respectively	(701,457)	(488,613)
Accumulated other comprehensive income (loss)	(41,355)	(54,074)

Total Synopsys stockholders’ equity	5,088,135	4,907,404
Non-controlling interest	4,370	4,963

Total stockholders’ equity	5,092,505	4,912,367

Total liabilities and stockholders’ equity	$8,339,565	$8,030,062

(1)	Synopsys’ second quarter of fiscal year 2021 ended on May 1, 2021, and its fiscal year 2020 ended on October 31, 2020. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended
	April 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributed to Synopsys	$357,423	$213,981
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	100,066	105,078
Reduction of operating lease right-of-use assets	42,711	39,513
Amortization of capitalized costs to obtain revenue contracts	30,475	28,279
Stock-based compensation	163,368	108,318
Allowance for doubtful accounts	10,051	9,982
Deferred income taxes	(16,461)	(37,681)
Other non-cash	(401)	97
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	157,637	(84,533)
Inventories	(38,305)	(25,237)
Prepaid and other current assets	(45,972)	(5,889)
Other long-term assets	(97,519)	(38,378)
Accounts payable and accrued liabilities	(96,798)	(78,989)
Operating lease liabilities	(41,105)	(32,432)
Income taxes	(8,386)	1,270
Deferred revenue	183,512	186,360

Net cash provided by operating activities	700,296	389,739

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of long-term investments	—	(2,762)
Purchases of property and equipment	(44,060)	(80,663)
Cash paid for acquisitions, net of cash acquired	(74,626)	(151,178)
Capitalization of software development costs	(1,264)	(2,130)
Other	(800)	—

Net cash used in investing activities	(120,750)	(236,733)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facilities	—	276,490
Repayment of debt	(13,194)	(178,437)
Issuances of common stock	103,203	98,361
Payments for taxes related to net share settlement of equity awards	(54,664)	(17,105)
Purchase of equity forward contract	—	(20,000)
Purchases of treasury stock	(398,082)	(180,000)
Other	(1,000)	—

Net cash used in financing activities	(363,737)	(20,691)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	6,457	(4,424)

Net change in cash, cash equivalents and restricted cash	222,266	127,891
Cash, cash equivalents and restricted cash, beginning of year	1,237,970	730,527

Cash, cash equivalents and restricted cash, end of period	$1,460,236	$858,418

(1)	Synopsys’ second quarter of fiscal year 2021 and 2020 ended on May 1, 2021 and May 2, 2020, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Business Segment Reporting (1)

(in millions)

	Q2’21	Q2’20	YTD Q2’21	YTD Q2’20
Revenue by segment
- Semiconductor & System Design	$930.4	$773.0	$1,808.8	$1,521.8
% of Total	90.8%	89.7%	90.7%	89.7%
- Software Integrity	$93.9	$88.3	$185.8	$173.9
% of Total	9.2%	10.3%	9.3%	10.3%
Total segment revenue	$1,024.3	$861.3	$1,994.6	$1,695.7

Adjusted operating income by segment
- Semiconductor & System Design	$308.8	$209.7	$587.7	$388.5
- Software Integrity	$8.4	$11.7	$16.4	$19.8
Total adjusted segment operating income	$317.2	$221.4	$604.1	$408.3

Adjusted operating margin by segment
- Semiconductor & System Design	33.2%	27.1%	32.5%	25.5%
- Software Integrity	9.0%	13.3%	8.8%	11.4%
Total adjusted segment operating margin	31.0%	25.7%	30.3%	24.1%

Total Adjusted Segment Operating Income Reconciliation (1)(2)

(in millions)

	Three Months Ended	Three Months Ended	Six Months	Six Months
	April 30, 2021 (3)	April 30, 2020 (3)	April 30 2021 (3)	April 30, 2020 (3)
GAAP total operating income – as reported	$194.2	$125.9	$342.6	$213.4
Other expenses managed at consolidated level
-Amortization of intangible assets	19.7	24.1	40.0	46.6
-Stock compensation	79.6	56.4	163.4	108.3
-Fair value changes in executive deferred compensation plan	21.4	(18.5)	52.2	(6.0)
-Acquisition-related costs	2.3	3.8	5.9	7.5
-Restructuring	—	29.7	—	38.4

Total adjusted segment operating income	$317.2	$221.4	$604.1	$408.3

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)

These segment results are consistent with the information required by ASC 280, Segment Reporting. They are presented to reflect the information that is considered by Synopsys’ chief operating decision makers (CODMs) to evaluate the operating performance of its segments. The CODMs do not allocate certain operating expenses managed at a consolidated level to our reportable segments, and as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above. Amounts may not foot due to rounding.

(3)	Synopsys’ second quarter of fiscal year 2021 and 2020 ended on May 1, 2021 and May 2, 2020, respectively. For presentation purposes, we refer to the closest calendar month end.